Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen S&P 500 Buy-Write Income Fund
f/k/a Nuveen Equity Premium Income Fund, the  Fund

811-21619

The annual meeting of shareholders was held in the offices of Nuveen Investments on September 19, 2014; at this meeting the shareholders were asked to vote to approve the issuance of additional common shares in connection with the reorganization of Nuveen Equity Premium Opportunity Fund into the Fund pursuant to the Agreement and Plan of reorganization, to approve the elimination of the current investment objective, to approve the adoption of a new investment objective, to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members. The meeting was subsequently adjourned to October 20 and November 17, 2014.


The results of the shareholder votes are as follows:

<c> Common shares
To approve the issuance of additional common shares



   For
         18,343,402
   Against
           1,117,430
   Abstain
              542,008
      Total
         20,002,840


To approve the elimination of the current investment objective.

   For
         14,987,073
   Against
              950,331
   Abstain
              549,970
   Broker Non-Votes
           4,559,190
      Total
         21,046,564


To approve the adoption of a new
investment objective.

   For
         15,012,228
   Against
              925,882
   Abstain
              549,264
   Broker Non-Votes
           4,559,190
      Total
         21,046,564




To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
         15,082,705
   Against
              836,005
   Abstain
              568,664
   Broker Non-Votes
           4,559,190
      Total
         21,046,564


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors, LLC and Gateway Investment
Advisers, LLC.


   For
         15,009,333
   Against
              870,956
   Abstain
              607,085
   Broker Non-Votes
           4,559,190
      Total
         21,046,564

Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission
Type N-14 8C, accession number 0001193125-14-
279085, on July 24, 2014.